UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

F&M Bank Corp
(Exact name of registrant as specified in its charter)

Virginia	000-13273	54-1280811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1111

Timberville, Virginia 22853

(540) 896-8941

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2025, F & M Bank Corp. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company issued and sold $10.0 million in aggregate principal amount of 7.55% fixed to floating rate subordinated notes due November 1, 2035 (the “Notes”).

The Notes will initially bear interest at 7.55% per annum, beginning May 1, 2026 to but excluding November 1, 2030, payable semi-annually in arrears. From and including November 1, 2030 to but excluding November 1, 2035, or up to an early redemption date, the interest rate will reset quarterly to an interest rate per annum equal to the then current three-month Secured Overnight Financing Rate plus 424.5 basis points, payable quarterly in arrears. Beginning on November 1, 2030 through maturity, the Notes may be redeemed, at the Company’s option, on any scheduled interest payment date. The Notes will mature on November 1, 2035. The Purchase Agreement contains certain customary representations, warranties and covenants.

If certain events of default occur, such as the bankruptcy of the Company, the principal amount of the Notes will become and be immediately due and payable without any declaration or other act on the part of the holder of a Note. The Notes will be unsecured, subordinated obligations of the Company and will rank junior in right of payment to the Company’s existing and future senior indebtedness. The Notes are not convertible into common stock or preferred stock, and are not callable by the holders.

The Notes have been structured to qualify as Tier 2 capital under regulatory guidelines for bank holding companies. The Company intends to use the proceeds from the sale of the Notes to redeem the Company’s existing subordinated debt and for such other general corporate purposes as the Company may determine.

The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

The foregoing descriptions of the Purchase Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the forms of the Purchase Agreement and the Note which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On October 28, 2025, the Company issued a press release announcing results for the quarter and nine months ended September 30, 2025, and its quarterly dividend. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 2.02, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Subordinated Note
10.1	Form of Subordinated Note Purchase Agreement
99.1	Press release dated October 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Caution Regarding Forward-Looking Statements

Certain information contained in this report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements related to the Company’s intended use of proceeds from the sale of its 7.55% fixed to floating rate subordinated notes due November 1, 2035, and are generally identified by phrases such as “the Company intends,” or words of similar import. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to update these statements following the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

Date: October 29, 2025	By:	/S/ Lisa F. Campbell
Lisa F. Campbell Executive Vice President and Chief Financial Officer

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